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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports dated July 2, 1998 on the audited consolidated financial statements of DIMAC Marketing Corporation and subsidiaries and to all references to our Firm included in or made a part of this Registration Statement.

                                                ARTHUR ANDERSEN LLP

St. Louis, Missouri
November 10, 1998